Exhibit 14.2

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm name under the caption “Financial Highlights” in the Prospectus/ Proxy Statement, included in the Registration Statement on Form N-14. We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm” and “Financial Highlights” in Federated Treasury Cash Series II (the sole portfolio constituting Cash Trust Series II) Statement of Additional Information and Prospectus, respectively, dated July 31, 2013, on Form N-1A, which were filed with the Securities and Exchange Commission in Post-Effective Amendment No. 29 (File No. 33-38550), and are incorporated by reference in the Statement of Additional Information and Prospectus/ Proxy Statement included in this Registration Statement on Form N-14. We further consent to the incorporation by reference of our report, dated July 24, 2013, on the financial statements and financial highlights of Federated Treasury Cash Series II, included in the Annual Report to Shareholders for the year ended May 31, 2013, which is also incorporated by reference in the Statement of Additional Information and Prospectus/ Proxy Statement, included in this Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

June 9, 2014